UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer
Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On March 5, 2015, Intersections Inc. (the “Company”) closed the acquisition (the “HAW Acquisition”) by its wholly-owned subsidiary, Intersections Insurance Services Inc., of substantially all of the assets of Health at Work Wellness Actuaries LLC (“HAW LLC”). In connection with the HAW Acquisition, the Company (a) issued at the closing an aggregate of 412,500 shares of its common stock to HAW LLC, and (b) is obligated under the asset purchase agreement to make earn-out payments to the members of HAW LLC for the measurement periods March 1, 2015 and ending February 29, 2016, March 1, 2016 and ending February 28, 2017 and March 1, 2017 and ending February 28, 2018, based upon the revenue from the acquired customers achieved during such measurement periods and subject to the terms and conditions specified in the asset purchase agreement.

The shares of Company common stock issued (and issuable in connection with the earn-out payments) in connection with the HAW Acquisition were (and will be) issued pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(2) thereof and Rule 506 under Regulation D.  The shares of Company common stock were issued to HAW LLC, which is an accredited investor.

Item 7.01	Regulation FD Disclosure

On March 5, 2015, the Company issued a press release announcing the HAW Acquisition, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. HAW LLC designs wellness-driven health plans and engagement programs for employers, insurers and wellness groups.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated March 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 5, 2015

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 5, 2015